MANAGEMENT AGREEMENT

                  AGREEMENT made this ____ day of __________, 1996 by and between O'SHAUGHNESSY FUNDS, INC., a Maryland corporation (hereinafter referred to as the "Corporation"), on behalf of each of its investment series set forth on Schedule A hereto as it may be amended from time to time (hereinafter referred to each as a "Fund" and together, as the "Funds"), and O'SHAUGHNESSY CAPITAL MANAGEMENT, INC., a Maryland corporation (hereinafter referred to as the "Manager").
                              W I T N E S S E T H:
                  WHEREAS, the Corporation is engaged in business as a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

                  WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

                  WHEREAS, the Corporation on behalf of the Funds desires to retain the Manager to provide management and investment advisory services to the Funds in the manner and on the terms hereinafter set forth; and

                  WHEREAS, the Manager is willing to provide management and investment advisory services to the Funds on the terms and conditions hereafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation, on behalf of the Funds, and the Manager hereby agree as follows:


                                    ARTICLE I
                        Duties of the Manageras a manager

                  The Corporation hereby employs the Manager to act as a manager and investment adviser of the Funds and to furnish the management and investment advisory services described below, subject to the policies of the Funds and the review by and overall consent of the Board of Directors of the Corporation, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation or the Funds in any way or otherwise be deemed agents of the Corporation or the Funds. Additional investment series may from time to time



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be added to those  covered by this  Agreement  by the parties by executing a new
Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

                  (a) Management Services. The Manager shall perform the management services necessary for the operation of the Funds as hereinafter provided. The Manager shall generally monitor each Fund's compliance with investment policies and restrictions as set forth in its currently effective Prospectus and Statement of Additional Information relating to the shares of the Fund under the Securities Act of 1933, as amended (each a "Prospectus" and "Statement of Additional Information",- respectively). The Manager shall provide the Corporation with such other services as the Manager, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation as it shall determine to be desirable.

                  (b) Investment Advisory Services. With respect to each Fund:

                         (i) The Manager shall provide such investment research,
advice and supervision as the Fund may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Articles of Incorporation and ByLaws of the Corporation, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Fund's currently effective Prospectus and Statement of Additional Information. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

                         (ii) To the extent  applicable,  the Manager shall also
make  decisions  for  the  Fund  as  to  foreign   currency   matters  and  make
determinations as to foreign exchange contracts.

                         (iii) The Manager shall make  decisions for the Fund as
to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised.

                         (iv) The Manager shall take, on behalf of the Fund, all
actions which it deems necessary to implement the Fund's investment policies, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund.

                         (v) In connection with the selection of such brokers or
dealers and the placing of such orders with respect to assets of the Fund, the Manager is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Directors and set forth

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in the Fund's  Prospectus  and Statement of Additional  Information.  Subject to
this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Corporation is affiliated (if any).


                                   ARTICLE II
                       Allocation of Charges and Expenses

                  (a) The Manager. The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, shall pay all compensation relating to service to the Corporation of Officers and Directors of the Corporation who are affiliated persons of the Manager, and shall pay the expenses of the Funds incurred in connection with the continuous offering of Fund shares.

                  (b) The  Corporation.  Except as described  in  paragraph  (a)
hereof, the Corporation, on behalf of each Fund, assumes and shall pay all other Fund expenses, including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, Prospectuses and Statements of Additional Information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by each Fund.


                                   ARTICLE III
                           Compensation of the Manager

                  (a) Management and Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Manager, each Fund shall pay to the Manager at the end of each calendar month a fee, commencing on the day following effectiveness hereof, based upon the average daily value of the net assets of such Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the relevant Prospectus and Statement of Additional Information. The fee payable by each Fund is set forth on Schedule A hereto.


                  If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof. During any period when the determination of net asset value



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is  suspended  by the  Directors,  the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                  (b) Expense Limitations. In the event the operating expenses of a Fund, including amounts payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Manager shall reduce its management fee with respect to such Fund by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse such Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage fees and commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by such Fund. Whenever the expenses of a Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Manager with respect to such Fund. Should two or more such expense limitations be applicable at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.


                                   ARTICLE IV
                     Limitation of Liability of the Manager

                  The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any directors, officers and employees of the Manager.


                                    ARTICLE V
                            Activities of the Manager

                  The services of the Manager to the Funds are not to be deemed to be exclusive, and the Manager is free to render services to other investment advisory clients. It is understood that Directors, officers, employees and shareholders of the Corporation are or may become interested in the Manager, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Manager are or may become similarly interested in the Corporation.




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                                   ARTICLE VI
                   Duration and Termination of this Agreement

                  This Agreement shall become effective as of the date first above written and shall remain in force with respect to each Fund until ____, 1998 and thereafter, but only so long as such continuance is specifically approved with respect to each Fund at least annually by: (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, by the Directors or by the vote of a majority of the outstanding voting securities of such Fund, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


                                   ARTICLE VII
                          Amendments of this Agreement

                  With respect to a Fund, this Agreement may be amended by the parties only if such amendment is specifically approved by: (i) the vote of a majority of outstanding voting securities of such Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


                                  ARTICLE VIII
                          Definitions of Certain Terms

                  The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.




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                                   ARTICLE IX
                                  Governing Law

                  This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                        O'SHAUGHNESSY FUNDS, INC.



                                  By:_____________________________
                                Name:
                               Title:

                                        O'SHAUGHNESSY CAPITAL MANAGEMENT, INC.


                                  By:_____________________________
                                 Name:
                                Title:




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                                   Schedule A

                                                      Compensation
Name of Fund                               (as a % of average daily net assets)
------------                               ------------------------------------

O'Shaughnessy Cornerstone Valve Fund .......................0.74%
O'Shaughnessy Cornerstone Growth Fund ......................0.74%
O'Shaughnessy Aggressive Growth Fund .......................0.74%
O'Shaughnessy Dogs of the Market(TM)Fund ...................0.74%



Date: ____________









                                             O'SHAUGHNESSY FUNDS, INC.

                                      By:___________________________________
                                    Name:
                                   Title:

                                         O'SHAUGHNESSY CAPITAL MANAGEMENT, INC.



                                      By:____________________________________
                                    Name:
                                   Title:





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